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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 15, 2009 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans," in fiscal 2007 and the Financial Accounting Standards Board (FASB) Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109" effective December 3, 2007 and the number of weeks included in fiscal year 2007 included 53 weeks while fiscal years 2008 and 2006 included 52 weeks), relating to the consolidated financial statements and financial statement schedule of Sealy Corporation and subsidiaries, and our report dated January 15, 2009 relating to the effectiveness of Sealy Corporation's internal control over financial reporting, both appearing in the Annual Report on Form 10-K of Sealy Corporation for the fiscal year ended November 30, 2008, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
April 2, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM